EXHIBIT 23.5

Leading / Thinking / Performing
April 9, 2010
The Board of Directors
Charm Communications Inc.
26/F, Oriental Media Center Tower A,
4 Guanghua Road, Chaoyang District,
Beijing 100026, China
Subject: WRITTEN CONSENT OF AMERICAN APPRAISAL CHINA LIMITED
We hereby consent to the references to our name and our final appraisal report, dated April 8, 2009 and November 20, 2009 and addressed to the board of directors of Charm Communications Inc. (“Charm” or the Company”), and to references to our valuation methodologies, assumptions and conclusions associated with such report, in the Registration Statement on Form F-1 of the Company and any amendments thereto (the “Registration Statement”) filed or to be filed with the U.S. Securities and Exchange Commission. We further consent to the filing of this letter as an exhibit to the Registration Statement.
The Reports relate to valuations of stock options (the “Options”) granted by the Company as of April 8, 2008, July 7, 2008, September 2, 2008 and January 5, 2009. In reaching our value conclusions, we relied on the accuracy and completeness of the financial statements and other data provided by the Company and its representatives. We did not audit or independently verify such financial statements or other data and take no responsibility for the accuracy of such information. The Company determined the fair values of the Options and our valuation reports were used to assist the Company in reaching its determinations.
In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder (the “Act”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act.

Yours faithfully,
/s/ American Appraisal China Limited
AMERICAN APPRAISAL CHINA LIMITED

Valuation / Transaction Consulting / Real Estate Advisory / Fixed Asset Management